Exhibit 99.1

                                                     [GRAPHIC OMITTED]
For more information, contact:
At the Company:                                     Investor Relations:
Health & Nutrition Systems International Inc.       OTC Financial Network
p.561-863-8446                                      James Dryer
info@hnsglobal.com                                  p.888-682-3622/561-832-1066
www.hnsglobal.com                                   james@otcfn.com
                                                    www.otcfn.com/hnns


             HEALTH & NUTRITION SYSTEMS INTERNATIONAL INC. ANNOUNCES
                       FOURTH QUARTER AND YEAR END RESULTS

FOR IMMEDIATE RELEASE:

WEST PALM BEACH, FL, APRIL 15, 2002 - Health & Nutrition Systems International Inc. (OTCBB: HNNS) today announced its operating results for the fourth quarter and fiscal year ended December 31, 2001.

The Company reported total revenue for the fourth quarter of 2001 of $975,318 as compared to total revenue for the fourth quarter of 2000 of $1,384,763. The decrease was primarily due to the events of September 11, 2001, and the overall decline in retail sales in the months that followed. In particular, revenue generated by the Company's in-house telemarketing efforts for the fourth quarter of 2001 declined to $59,000 from $150,000 for the fourth quarter of 2000. The loss from operations in the fourth quarter was $937,838. The loss from operations for the fourth quarter included establishing a reserve of approximately $120,000 for product returns.

The Company reported total revenue for the fiscal year ended December 31, 2001 of $5,365,332 as compared to $5,404,253 for the fiscal year ended December 31, 2000. Total revenue for the fiscal year ended December 31, 2001 included revenue of $1,155,000 generated from the sale of the Company's Acutrim(R) products. The trademark "Acutrim" was acquired by the Company in the first quarter of 2001. As stated above, the decrease in total revenue was primarily a result of the overall decline in sales experienced after the events of September 11, 2001. In particular, revenue generated by the Company's in-house telemarketing efforts for the fiscal year ended December 31, 2001 declined to $399,687 from $1,023,377 for fiscal year ended December 31, 2000.

Results of operations for the fiscal year ended December 31, 2001 produced an operating loss of $(1,377,203) compared to operating income of $84,204 for the fiscal year ended December 31, 2000. The loss from operations included $2,406,484 of marketing and advertisement expenses associated with the launch during 2001 of three new products, Acutrim(R), Fat Cutter(R) and Carbolizer(R). This was an increase of $789,393 (or 49%) over marketing and advertising expenses for the fiscal year ended December 31, 2000. Net loss for the fiscal year ended December 31, 2001 was $(1,399,533), or $(.39) per share, compared to net income for the fiscal year ended December 31, 2000 of $70,562, or $.02 per share.

Gross profit margin for the fiscal year ended December 31, 2001 was $3,461,577, a decrease of $470,148, or 12%, compared to gross profit margin of $3,931,725 for the twelve months ended December 31, 2000. As a percentage of net sales, gross profit margin was 65% for the fiscal year ended December 31, 2001 as compared to 73% for the fiscal year ended December 31, 2000. The decrease in gross profit margin was primarily as a result of the increase in cost of goods for Carb Cutter(R) and Acutrim(R), which have lower gross margins than the other products sold by the Company.

The Company has received the report from Daszkal Bolton LLP, its independent auditors, for its audited financial statements for the fiscal year ended December 31, 2001, which indicates that there exists substantial doubt with respect to the Company's ability to continue as a going concern in light of the significant loss from operations suffered for fiscal year ended December 31, 2001 and its negative cash flow from operations. The Company's audited financial statement do not include any adjustment that might result from the outcome of this uncertainty. The audited financial statements were filed with the Company's Form 10-KSB for the fiscal year ended December 31, 2001.

ABOUT HEALTH & NUTRITION SYSTEMS INTERNATIONAL INC.
HNS develops and markets weight management products in over 25,000 health, food and drug store locations. The Company's products can be found in CVS, GNC, Eckerd's, Rite Aid, Target, Vitamin Shoppe, Vitamin World and Walgreens, as well as independent health food stores, gyms and pharmacies through its division HNS Direct.

ABOUT OTC FINANCIAL NETWORK
OTC Financial Network, a division of National Financial Communications Corp.(www.nationalfc.com) based in Needham, Massachusetts, is a full-service financial communications and investor relations firm that specializes in micro-cap companies. The Company's proactive campaigns are custom designed to strengthen each client's presence by disseminating breaking news and fundamental positions to spheres of influence in the investment community; building upon the client's existing shareholder base; and soliciting institutional coverage.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND IS SUBJECT TO THE SAFE HARBOR CREATED BY THAT ACT. THESE FORWARD-LOOKING STATEMENTS CONCERN THE COMPANY'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION AND ARE BASED LARGELY ON THE COMPANY'S BELIEFS AND EXPECTATIONS. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS AND RISKS INCLUDE, AMONG OTHERS, THE FACTORS DESCRIBED IN THE COMPANY'S FILING WITH THE SECURITIES AND EXCHANGE COMMISSION, THE RECENT TERRORIST ATTACKS ON THE UNITED STATES, POSSIBLE RESPONSES BY THE U.S. GOVERNMENT, GENERAL ECONOMIC CONDITIONS, CONSUMER CONFIDENCE AND CHANGES IN CONSUMER PREFERENCE, INTRODUCTION OF PRODUCTS THAT COMPETE WITH THE COMPANY'S PRODUCTS, AND THE AVAILABILITY AND DEPLOYMENT OF CAPITAL. FINALLY, RECENT GOVERNMENT ACTION AND THE SURROUNDING PUBLICITY REGARDING EPHEDRA-CONTAINING PRODUCTS MAY MAKE IT DIFFICULT FOR US TO OBTAIN AND MAINTAIN PRODUCT LIABILITY INSURANCE FOR OUR PRODUCTS CONTAINING EPHEDRA AT CURRENT PREMIUMS. CERTAIN OF THESE FACTORS AND RISKS, AS WELL AS OTHER RISKS AND UNCERTAINTIES ARE STATED IN MORE DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS PRESS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY THE ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD- LOOKING STATEMENTS.